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                                                                 Exhibit 10.14.2


English Summary of Exhibit 10.14.1

On May 29, 1997, POET Software GmbH entered into an Office Lease Agreement with GBR Peters/Schroeder/Schmiel pursuant to which it has leased office space of approximately 3,200 square meters in Hamburg. The term of the Office Lease Agreement is from March 1, 1998 until March 30, 2003 and may be terminated with six months notice. POET Software GmbH has an option to extend the Office Lease Agreement until March 30, 2008. The monthly lease payment pursuant to the Office Lease Agreement is approximately DM 100,000 including VAT.